UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2022
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GOLDEN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6595 S Jones Boulevard
Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (702) 893-7777
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GDEN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 24, 2022, Golden Entertainment, Inc. (“Golden”), through its subsidiaries, entered into (i) an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Century Casinos, Inc. (“Century”) and VICI Properties, L.P. (“VICI”), an affiliate of VICI Properties Inc., pursuant to which Century agreed to acquire the operations of Rocky Gap Casino Resort in Flinstone, Maryland (the “Casino”) from Golden for approximately $56.1 million in cash (subject to adjustment based on the Casino’s working capital and cage cash at closing), subject to the conditions and terms set forth therein, and (ii) a Real Estate Purchase Agreement (together with the Equity Purchase Agreement, the “Purchase Agreements”) with VICI, pursuant to which VICI agreed to acquire the real estate assets relating to the Casino from Golden for approximately $203.9 million in cash, subject to the conditions and terms set forth therein. The transactions under the Purchase Agreements are required by their terms to close concurrently.
Each of the Purchase Agreements contains customary representations, warranties, covenants and indemnities by the parties thereto and is subject to customary closing conditions, including, among other things, (i) the receipt of regulatory approvals, including applicable antitrust and gaming regulatory approvals, (ii) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications, and (iii) material compliance by the parties with their respective covenants and obligations.
The Equity Purchase Agreement contains certain termination rights, including by any party in the event the closing has not occurred by August 24, 2023, subject to successive extensions of 90, 60 and 30 days under certain circumstances. If the Equity Purchase Agreement is terminated because Century or VICI failed to obtain applicable antitrust approvals or gaming regulatory approvals or breached its representations, warranties, or covenants in the Equity Purchase Agreement, Century and VICI may be responsible for an aggregate termination fee of $20 million, subject to the terms and conditions set forth therein. The Real Estate Purchase Agreement terminates automatically in the event that the Equity Purchase Agreement is terminated in accordance with its terms.
The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 8.01    Other Events
On August 25, 2022, the Company issued a press release announcing the entry into the transactions described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

2.1	Equity Purchase Agreement, dated as of August 24, 2022, by and among Lakes Maryland Development, LLC, Century Casinos, Inc., VICI Properties L.P. and Golden Entertainment, Inc.

2.2	Real Estate Purchase Agreement, dated as of August 24, 2022, by and between Evitts Resort, LLC and VICI Properties L.P.

99.1	Press Release dated August 25, 2022.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Dated: August 25, 2022	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	President and Chief Financial Officer